Exhibit 99.2

 IBM 2Q 2018 Earnings July 18, 2018 ibm.com/investor

 2018 Expectations GAAP Diluted EPSat least $11.60 Operating EPS (Non-GAAP) at least $13.80 Adjustments Acquisition-Related Charges*$0.78 Non-Operating Retirement-Related Items$1.32 Tax Reform Enactment Charge Adjustment $0.10 *Includes acquisitions as of June 30, 2018

 2Q18 Yr/Yr

 2Q18 Yr/Yr GAAP @CC The above reconciles the Non-GAAP financial information contained in the “Strategic Imperatives Revenue” discussion in the company’s earnings presentation. See Exhibit 99.2 included in the Company’s Form 8-K dated July 18, 2018 for additional information on the use of these Non-GAAP

 2Q18 Yr/Yr 2Q18 Yr/Yr Strategic Imperatives 1% Flat Cloud Flat (1%) Technical Support Services (2%) (4%) Integration Software 3% 1% Strategic Imperatives 8% 6% Cloud 10% 8% z Systems114% 112% Power 5% 4% Storage 4% 2% Operating Systems Software Flat (1%) Strategic Imperatives 57% 55% Cloud 30% 28% Global Financing(5%) (6%) The above reconciles the Non-GAAP financial information contained in the “Segment Revenue & Gross Profit”, “Additional Revenue & Backlog Information”, “Cognitive Solutions Segment”, “Global Business Services Segment”, “Technology Services & Cloud Platforms Segment”, and “Systems Segment” discussions in the company’s earnings presentation. See Exhibit 99.2 included in the Company’s Form 8-K dated July 18, 2018 for additional information on

 2Q18 Yr/Yr The above reconciles the Non-GAAP financial information contained in the “2Q18 Prepared Remarks” and “Technology Services & Cloud Platforms Segment” discussions in the company’s earnings presentation. See Exhibit 99.2 included in the Company’s Form 8-K dated July 18, 2018 for

Reconciliation of Expense Summary - 2Q 2018 SG&A Non-GAAP Operating GAAPAdjustments (Non-GAAP) Currency (1 pts) 0 pts (1 pts) Acquisitions 0 pts 0 pts 0 pts Base * 5 pts 0 pts 5 pts RD &E Currency (1 pts) 0 pts (1 pts) Acquisitions 0 pts 0 pts 0 pts Base * 6 pts 0 pts 6 pts Oper ating Expense & Other Incom e Currency (2 pts) 0 pts (2 pts) Acquisitions 0 pts 0 pts 0 pts Base*4 pts 1 pts 4 pts The above reconciles the Non-GAAP financial information contained in the “Expense Summary” discussion in the company’s earnings presentation. See Exhibit 99.2 included in the Company’s Form 8-K dated July 18, 2018 for additional information on the use of these Non-GAAP financial measures.

 12 Months Ended Jun 2018 Net Cash from Operating Activities per GAAP:$16.2 Less: the change in Global Financing (GF) Receivables ($0.0) Net Cash from Operating Activities (Excluding GF Receivables)$16.2 Capital Expenditures, Net ($3.6) Free Cash Flow (Excluding GF Receivables)$12.6 $ in billions The above reconciles the Non-GAAP financial information contained in the “Overview”, “Key Financial Metrics” and “Cash Flow and Balance Sheet

 LTM Excluding LTMTax Reform* Free Cash Flow Realization219% ~111% The above reconciles the Non-GAAP financial information contained in the “Cash Flow and Balance Sheet Highlights” discussion in the company’s earnings presentation. See Exhibit 99.2 included in the Company’s Form 8-K dated July 18, 2018 for additional information on the use of these Non-GAAP financial measures.

 10 ibm.com/investor